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                                   EXHIBIT 3.5

               Articles of Amendment to the Amended and Restated
            Articles of Incorporation of CNL Income Properties, Inc.




                           CNL INCOME PROPERTIES, INC.

                              ARTICLES OF AMENDMENT

      CNL Income Properties, Inc., a Maryland corporation having its principal office at 300 East Lombard Street, Baltimore, Maryland 21201 (hereinafter, the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The charter of the Company (the "Charter") is hereby amended by deleting Article 6, Section 6.3 (i) and (ii) in its entirety.


      SECOND: In light of the deletion of Article 6, Section 6.3 (i) and (ii) in its entirety, the Charter is hereby further amended to renumber Article 6,
Section 6.4 (i) and (ii) such that it is Article 6, Section 6.3 (i) and (ii).

      THIRD: The amendments to the Charter of the Company as hereinabove set forth have been duly advised by the board of directors and approved by the sole stockholder of the Company as required by law.

      FOURTH: The undersigned President and of the Company, hereby acknowledges, in the name and on behalf of said Company, that the foregoing Articles of Amendment is a corporate act of said Company and further certify that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF: CNL Income Properties, Inc., has caused these Articles of Amendment to be signed on its behalf by its President and attested to by its Secretary on April 7, 2004.

ATTEST                                       CNL INCOME PROPERTIES, INC.

/s/ Lynn E. Rose                             /s/ Thomas J. Hutchison III
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Lynn E. Rose, Secretary                      Thomas J. Hutchison III, President